UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 3

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of The Securities Exchange Act of 1934

RANGER GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	74-3206736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 West Park Avenue, Suite 207 Long Beach NY	11561
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 442-1883

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Securities to be registered under Section 12(g) of the Act:

common stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement on Form 10, which we refer to herein as the “registration statement,” is being filed by Ranger Gold Corp. (the “Company “) with the US Securities and Exchange Commission (“SEC”) to register the class of common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is not required to file this registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Once this registration statement is deemed effective under the Exchange Act, the Company will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. This registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

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FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the likelihood of achieving the performance enumerated in those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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Item 1. Description of Business.

Preliminary Note

On October 15, 2019, the Securities and Exchange Commission (“SEC”) issued an order revoking the Company’s registration of our class of common stock under Section 12 of the Exchange Act for failing to file reports under the Exchange Act pursuant to its authority under Section 12(j) of the Exchange Act. For a discussion of the ramifications of the issuance of such revocation order, please see the section below entitled “—SEC Revocation Order.”

History

Ranger Gold Corp. (“we,” “us,” or the “Company”) was incorporated on May 11, 2007 under the laws of the State of Nevada under the name Fenario, Inc. The Company was formed to develop and license proprietary software solutions for healthcare providers, health care professionals and health insurance companies. The Company did not conduct any significant operations other than organizational matters, including filing a registration statement with the SEC.

In October 2009, Gurpartap Singh Basrai acquired 5,000,000 (pre-split) shares of common stock from the Company’s principal stockholder, who also was the principal executive officer, principal financial officer and the chairman of the board of directors. Effective as of October 28, 2009, in connection with the share acquisition, Mr. Basrai was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director, and Chairman of the Company.

On November 9, 2009, the Company amended its articles of incorporation to change its name to “Ranger Gold Corp.” to more accurately reflect its new business focus, which entailed mineral resource exploration. Also on November 9, 2009, the stockholders approved a 5:1 forward split of outstanding shares of common stock which became effective on January 21, 2010 and was payable to all shareholders of record as of January 15, 2010, the record date.

On November 27, 2009 the Company executed a property option agreement with MinQuest, Inc. (“MinQuest”) granting the Company the right to acquire 100% of the mining interests of the “CX Property” located in Nye County, Nevada, consisting of 77 unpatented mining claims (the “CX Option”). On February 20, 2012, the Company terminated the CX Option.

On March 29, 2010, the Company entered into a new property option agreement with MinQuest granting the Company the right to acquire 100% of the mining interests of the Truman Property located in Mineral County, Nevada, consisting of 98 unpatented claims (the “Truman Option”). On February 19, 2013, the Company terminated the Truman Option.

On February 18, 2013, the Company entered into a 20-year lease agreement with Nevada Mine Properties II, Inc. (“NMP”) granting the Company a lease on 100% of the mining interests of the Gent Property located in Lander County, Nevada, consisting of four unpatented claims.

On March 27, 2013, the Company filed an amendment to its Articles of Incorporation with the Nevada Secretary of State to increase the number of shares of common stock it is authorized to issue from 2,000,000 shares to 950,000,000 shares

The Company discontinued filing reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of its quarterly report on Form 10-Q for the period ended December 31, 2013.

On December 26, 2018, the Company filed a Certificate of Reinstatement with the State of Nevada to reestablish the Company’s existence.

On January 8, 2019, the Eight Judicial District Court of Nevada entered an order appointing Bryan Glass as custodian of the Company, authorizing and directing him to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening an annual meeting of stockholders.

On January 14, 2019, Bryan Glass, as custodian, appointed himself to serve as an interim director of the Company until the next meeting of stockholders, as permitted by the Order. Also, on January 14, 2019, the board of directors and the custodian appointed Bryan Glass as our President, Secretary and Treasurer and authorized the issuance of 200,000,000 shares of stock to Mr. Glass in consideration for services rendered valued at $20,000.

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On February 7, 2019, the Company held a stockholders meeting at which Mr. Glass was elected as the sole director of the Company.

On October 12, 2019, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC.

As of the date of this registration statement, Mr. Glass serves as our only director and officer.

Business Strategy

General

We are a natural resource company with an objective of acquiring, exploring and developing natural resource properties in the United States. For purposes of this registration statement, the term “acquire” means the outright purchase of property or the lease, license, claim (whether patented or unpatented) or other use agreement which provides us the real property rights, other interests in land, including mining and surface rights, easements, and rights of way and options to conduct mining operations on real property. We may acquire, develop and operate mining properties either alone or with partners. We are continuing the mining business strategy adopted by prior management of the Company. Our primary focus in the natural resource sector is gold, though we may acquire rights to properties that may have reserves of other types of minerals. The Company currently does not hold rights in any mining properties and does not engage in any substantive business operations or generate revenue from any sources. The search for valuable natural resources as a business is extremely risky and capital-intensive. Our ability to achieve our objective is predicated on our receipt of financing to fund our operations. We can provide investors with no assurance that we will obtain financing to commence operations and acquire a property or that we will produce commercially exploitable reserves from any property we may acquire. See “Risk Factors.”

Under rules adopted by the SEC in 2018 with respect to technical disclosure requirements applicable to companies engaged in mining operations, we are deemed to be an exploration stage mining company because we do not own any material property with mineral reserves. Typically, an exploration stage mining company is focused on exploration to identify new, commercially viable mineral deposits. As required under SEC guidelines and U.S. generally accepted accounting principles, or GAAP, expenses incurred in operations of companies in the exploration stage, including investments in mining properties, exploration expenditures, construction and other costs, are required to be expensed as incurred and will not appear as assets on our balance sheet. We will not exit the exploration stage until such time that we demonstrate the existence of proven or probable reserves that meet SEC guidelines. Further, unless mineralized material is classified as proven or probable reserves, substantially all expenditures for mine exploration and construction will continue to be expensed as incurred.

We do not consider ourselves to be a “blank check” company subject to Rule 419 of the SEC because we were not organized for the purpose of effecting, and our business plan is not to effect, a merger with or acquisition of an unidentified company or companies, or other entity or person. Rather, we intend to explore for, acquire and develop natural resource properties in the United States.

As described under the headings “Risk Factors” and elsewhere throughout this registration statement, our business and strategy are speculative and subject to many risks, including our lack of capital; the absence of employees or consultants that have any experience in the mining industry; the substantial risks associated with mining operations; environmental factors; competitive risks; and regulatory risks, among others. We expect significant regulatory changes to the mining industry. We urge investors to review the risks pertaining to our business carefully before investing in our Company.

Industry Background

The process of finding or exploring for a mineral deposit, extracting or mining the resource, recovering the resource, also known as beneficiation, and reclaiming the land mined can be described as the “life cycle” of a mineral deposit. The complete process is time consuming and expensive, requiring the use of modern technology and equipment, and may take many years to complete. Occasionally, one entity or company completes the entire process from discovery to reclamation, but often it requires multiple groups with specialized experience working together.

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The U.S. government values the mining industry for its production of domestic raw materials and strategic minerals, and high-wage jobs. Federal, state and local governments receive billions of dollars annually in taxes, royalties and fees from the mining industry. According to the Mineral Commodity Summaries 2021 published by the U.S. Geological Survey, or USGS, in 2020, U.S. mines produced approximately $82.3 billion in nonfuel mineral commodity production, including industrial minerals and natural aggregates as well as ferrous and nonferrous metals. U.S. metal mine production in 2020 was estimated to be $27.7 billion, 3% higher than in 2019. The principal contributors to the total value of metal mine production in 2020 were gold (38%), copper (27%), iron ore (15%) and zinc (6%).

The exploration for and development of mineral deposits is capital intensive and may extend over a long identification, development and production horizon. Few properties are ultimately developed into producing mines. To the extent that we identify a property with proven reserves, we may enter into joint ventures with “mid-tier” and large “senior” mining companies to develop the property or sell or lease the property to a major mining company, which could provide a nearer term return on investment for our Company and stockholders and provide us with capital to fund future operations.

Sources of Available Land for Mining and Exploration

There are several primary sources of land available for exploration, development and mining in the U.S. These include public lands, which may give rise to unpatented mining claims and patented mining claims; private fee lands, and tribal lands. The primary sources for acquisition of public lands are the United States government, through the Bureau of Land Management, or BLM, and the United States Forest Service, or USFS, tribal governments, and individuals or entities that currently hold title to or lease government and private lands.

In the United States, the federal government owns public lands that are administered by the BLM, or the USFS. Under the General Mining Law of 1872, as amended (the “General Mining Law”), a person could acquire ownership of the subsurface mineral estate by staking a mining claim. Such claims could become “patented” claims or remain “unpatented” claims, as described below.

Patented mining claims are claims that were staked on federal (public) lands under the General Mining Law, and through application and approval, the owners were granted full private ownership of the surface and subsurface estate by the passage of title from the federal government to the claimant, making it private land. These lands can be acquired for exploration and mining through lease or purchase from the owners. A mineral patent gives the owner exclusive title to the locatable minerals. It also gives the owner title to the surface and other resources. Purchasing or leasing a patented mining claim provides the same benefits as any other privately-held real estate property owner. Generally, there are no restrictions on the use of the land unless other than as imposed on the property by other laws. In 1994, Congress imposed a moratorium on any new mineral patent applications, leaving unpatented mining claims as the primary method by which new mining rights may be acquired on federal lands.

An unpatented mining claim is a particular parcel of federal land for which an individual has asserted a right of possession, that is, staked a claim under the General Mining Law, and that is valuable for a specific mineral deposit or deposits. The federal government continues to own the surface estate, while the subsurface is controlled by the claimant giving him or her a right to extract and develop mineral deposits. The rights granted by an unpatented mining claim are valid against a challenge by the United States and other claimants only after the discovery of a valuable mineral deposit. Subject to federal and state statutory and regulatory requirements, the owner of a valid unpatented mining claim or mill site (a location of nonmineral land not contiguous to a vein or lode that can be used for activities reasonably related to mineral development on, or production from, the claim with which it is associated) has the exclusive right to use and possess the property for mining purposes and to develop and sell the mining products from such claim free of any royalty to the federal government. An unpatented claim owner can hold the claim as long as he or she likes for an annual assessment fee or, in some circumstances, by performing annual assessment work on the claim.

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Private fee lands are lands that are controlled by fee-simple title (in which the land is owned without any limitations or conditions) by private individuals or corporations. These lands can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner.

Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land.

Types of Mine Claims and Mining Activities

There are two types of mining claims, lode and placer. Lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in-place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume but low-grade disseminated metallic deposits. Placer claims comprise all mineral deposits not subject to lode claims. Originally, these included only deposits of unconsolidated materials, such as sand and gravel, containing free gold or other minerals, such as river beds.

The primary methods used to extract minerals from the ground include:

•	Underground mining – which is employed when minerals are deep below the surface and involves digging a main shaft, with parallel shafts allowing the maximum extraction of minerals.

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Opencut or opencast mining – which involves the removal of surface topsoil, vegetation, and rock to allow excavation of shallow underground mineral seams and generally allows a greater proportion of the mineral deposit to be extracted compared to underground mining.

•	Alluvial or placer mining – which involves excavation of stream beds, often down to the bedrock, to sift out gold washed into streams from surrounding mountains.

The location and shape of the deposit, strength of the rock, ore grade, mining costs, and current market price of the commodity are some of the determining factors for selecting which mining method to use.

Higher-grade metallic ores found in veins deep under the Earth’s surface can be profitably mined using underground methods, which tend to be more expensive. Large tabular-shaped ore bodies or ore bodies lying more than 1,000 feet below the surface are generally mined underground as well. The rock is drilled and blasted, then moved to the surface by truck, belt conveyor, or elevator. Once at the surface, the material is sent to a mill to separate the ore from the waste rock.

Lower grade metal ores found closer to the surface can be profitably mined using surface mining methods, which generally cost less than underground methods. Many industrial minerals are also mined this way, as these ores are usually low in value and were deposited at or near the Earth’s surface. In a surface mine, hard rock must be drilled and blasted, although some minerals are soft enough to mine without blasting.

Placer mining is used to recover minerals from sediments in present-day river channels, beach sands, or ancient stream deposits. More than half of the world’s titanium comes from placer mining of beach dunes and sands. In placer operations, the mined material is washed and sluiced to concentrate the heavier minerals.

Sourcing Deals

There are many resources from which to source and evaluate potential mining properties, including online directories of mining properties and claims for sale. We may place claims wanted ads in appropriate industry journals and publications. We also expect to consult with industry professionals and geologists for leads for properties.

Properties listed for sale on the various internet sites provide varying degrees of information about the property. Some listings provide detailed geological reports and mining histories, including the location, size and scope of the property; the type of the minerals historically extracted; the types of permits that have been issued, if any; the amounts extracted over a given time period; the amount of minerals extracted per ton mined; the extent of development of mining operations, such as the existence of mill sites and other buildings erected at the site; ownership provenance of the property; and other geological, environmental and legal features pertinent to the site. This information allows an interested party to prescreen prospective properties that fall within its acquisition criteria.

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In all events, prior to acquiring a property, we will engage qualified consultants to conduct the due diligence required to evaluate and appraise a site, as more fully described below under the heading “—Due Diligence.”

Our Interest in Mineral Producing Properties

Our interest in mining properties may take many forms. The nature and percent of the interest we acquire will depend on several variables, including the amount of capital we possess when an opportunity is presented to us, the amount of risk we are prepared to tolerate with respect to a specific property and our investment objective, such as, if we are seeking to diversify our asset base and reduce enterprise risks. We will conduct technical due diligence with respect to any property prior to acquiring it outright or acquiring an interest in it, as described below.

We may elect to acquire or lease a property either alone or in a joint venture with a partner. The acquisition or lease may pertain to private lands (patented mining claims) or unpatented mining claims. Frequently, the parties enter into leases with an option to purchase it. Some leases have a stated primary term and are extended by mining operations or production, while others have a fixed term and are renewable. There is no standard form of mining lease for privately held property and the terms and conditions of mining leases vary greatly.

Provisions of particular importance in negotiation of a lease of a mining property lease include:

•	mineral(s) covered by the lease, those reserved by the lessor, and provisions relating to conflicting development;

•	term of the lease;

•	production royalties payable to the lessor;

•	minimum royalties, if any, payable to the lessor, and crediting of minimum royalties against production royalties;

•	restrictions on mining methods allowed; and

•	provision that requires the lessor’s consent in connection with assignment or sublease.

Due Diligence

The purpose of due diligence in the mining industry is to assess the economic feasibility of developing a potential property or project. Ultimately, the determination to develop a property compares the net present value of the estimated reserves against all of the costs incurred to extract the resource across the life cycle of project, commencing with the calculation of reserve estimates and concluding with costs associated with mine closure and land reclamation. Ascertaining both the value of the resource and the costs to extract the resource require significant technical due diligence conducted by seasoned professionals.

Due diligence aims to identify project risks and the means to mitigate or eliminate the risks, and maximize economic opportunities. Risks associated with mining projects include ownership and control of land rights and the ability of the mining company to control its property related assets; the level and extent of the geological understanding on the property; the ability to economically extract the mineral from the ore body; the ability to economically recover and process the mineral from the ore; public and private infrastructure requirements of the project; the ability to supply product consistently according to the market requirements and specifications; risks related to demand and price; market volatility; risks associated with the performance of the management team; risk associated with capital and operational cost; and risks associated with temporary and permanent environmental impacts that will be caused by the operation, including environmental restrictions, regulations and community relations.

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Our due diligence efforts will seek to identify, examine and resolve the conditions underlying the associated risks in ways that allow us to develop a property. However, even a thorough due diligence investigation of a property may not identify all of the risks associated with a project or allow a developer to mitigate or eliminate all risks. Geology is an inexact science and many properties upon which exhaustive due diligence has been undertaken encounter unusual or unexpected geological formations and other problems and conditions that result in unsuccessful development efforts. To the extent that we expend capital resources on properties that do not yield commercially exploitable reserves, including expenses we incur in connection with conducting due diligence, our ability to achieve our objectives and earn a return for our stockholders will be compromised. See “Risk Factors.”

Typically, due diligence begins with a desktop analysis of available resources and information, followed by fieldwork where an assessment is made of resources and reserves, mineability, equipment selection, productivity, capital expenditures, operating expenditures, the operational organization (team and organization); environmental, safety and security; audit of process systems, and equipment. We will engage geologists and other mining consultants and teams to conduct these activities and to undertake an on-site analysis of the property and assess the likelihood of mineral reserves on a property.

We expect to acquire a property for which permits, a mining plan and historical information exists and about which at least some geological, geochemical and geophysical information is available. Such a property may be sold in tact with a full camp, including living quarters, mill sites, water pumps and tanks, and mining equipment, such as excavators, bulldozers, sluice boxes, conveyors and generators. We will review historical data compiled by groups that previously have mined the property, as well as any geological reports, plans, cross sections and other data. In addition, we expect to review topographic, geologic and hydrographic maps and data produced by the USGS and other research and assessments it generates that focus on the location, quantity, and quality of mineral resources, including the economic and environmental effects of resource extraction and use. These resources are generally available to the public without charge.

Notwithstanding the quality and quantity of information about a property available to us, we expect to conduct fieldwork to substantiate and complete our analysis. Foremost among a fieldwork due diligence investigation is the evaluation of project geology and resource reserve estimation. Project geology will include, among other things, an examination of mineral exposures and drill or core samples. The review is intended to confirm the validity of the interpretation of the origination and extent of the extractable mineral resources on the property.

The SEC defines a “mineral resource” as a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity, that there are reasonable prospects for economic extraction. Resource and reserve analysis are estimated across three categories of increasing accuracy: “inferred” to “indicated” to “measured.” Mineral/ore reserves is the part of the mineral resource which could be mined and from which valuable minerals could be recovered and may be evaluated across two categories of increasing accuracy: “probable” to “proved.” A “probable mineral reserve” is defined under SEC rules as the economically mineable part of an indicated and, in some cases, a measured mineral resource; whereas a “proven mineral reserve” is defined under SEC rules as the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource. Reserves are derived from the resources by application of factors for economics, mining, metallurgy, marketing, legal, social issues, environmental controls and government acts. Mineral reserves are the key guideline for determining whether a mining project is financeable. Accordingly, determining probable mineral reserves will be the initial and most important exercise we undertake. We expect to engage one or more “qualified persons” (as defined by the SEC) to undertake these analyses and prepare the technical reports which we may include in our periodic and other filings with the SEC.

We also will undertake due diligence relating to the target property to ensure that we will acquire all of the rights required to engage in mining operations. Such due diligence may include:

•	a review of ownership matters, including title issues and document recordation, whether there are any mineral reservations or royalty obligations;

•	identification of existing easements and rights of way across private and public lands, including, for roads, electrical transmission lines and water pipelines;

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•	a review of financial matters, including conducting a lien, tax and judgment search to determine if there any obligations or liens encumbering the property or whether there are there any existing or pending legal actions or judgments of record against the landowner filed in county or federal courts;

•	verification of water rights and the identity of any prior, superior rights;

•	with respect to unpatented mining claims, a determination of whether the public domain land was open for location when the claims were located, the identity of the locator(s) of the claim(s), whether all filings were correctly made and whether all fees timely paid, whether any conflicts exist with third party claims, and whether there are any multiple uses or limitations of activities on U.S. lands, such as grazing permits or wildlife considerations, that will interfere with activities on the subject properties; and

•	a review of state, local and federal permits, including those for mine plans, rights of way, easements, and environmental concerns and whether there are any restrictions or zoning requirements that may impede operations.

As we receive information from our due diligence examination, we expect that we will undertake an economic review of the viability of the project on the target property, which will include an assessment of whether the net present value of reserves exceeds the costs of mining, including regulatory and environmental compliance and mine closure and land reclamation costs.

Plan of Operation

Natural resource exploration and development requires significant capital and our current assets and resources are insufficient to acquire any properties or fund any mining operations. Accordingly, our principal initial objective will be to raise sufficient capital to acquire an attractive mining property. We can offer no assurance that we will be successful raising any capital to fund our operations. See “Risk Factors.” Mr. Glass, our sole officer and director and our principal stockholder, has funded our operations since January 2019 and we currently are dependent on him entirely to fund our operations until we raise the capital to identify and acquire a mining property, if ever. Though Mr. Glass has advised us of his present intention to fund our operations through loans or further investment in the Company, there is no written agreement binding him to do so. In the even that Mr. Glass does not fund our capital requirements, we may not be able to continue operations and stockholders could lose the entire amount of their investment in our Company. See “Risk Factors.”

It is our intention to engage in mining operations as opposed to acquiring a passive interest in an existing enterprise. Mining operations includes identifying an appropriate property, conducting technical due diligence with respect to such property and undertaking extraction operations, if warranted. We do not expect to engage in exploration for properties but rather we expect to acquire a property for which permits, a mining plan and historical information exists and about which at least some geological, geochemical and geophysical information is available. If we identify a property that our due diligence reveals may possess reserve potential that we are unable to acquire or develop on our own by reason of our limited resources, we may enter into a joint venture with one or more partners to develop a property. We may buy and sell properties in any phase of development to maximize earnings, including before we commence producing on a property. We expect to retain geologists, consultants, mining and operations specialists and other personnel as necessary and warranted to assess resource and reserve analysis, mineability and to conduct mining operations.

Competition

The precious metal mining industry is intensely competitive and is dominated by a few very large companies with global operations and a fragmented range of other mining companies of varying sizes and in varying stages of development, exploration and production, all of which are constantly pursuing discoveries of large mineral deposits. Frequently, smaller companies partner with larger, better capitalized companies to develop and bring properties into production.

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There is aggressive competition within the mining industry at all levels to:

•	discover and acquire mineral properties considered to have commercial potential;

•	secure financing for exploration and development efforts; and

•	recruit and retain qualified personnel, including technical experts, operations specialists and other mining employees.

We are an exploration stage mineral resource exploration company that currently has no assets. Virtually all of the companies against which we will compete have greater financial, personnel and technical resources than we do. In addition, our competitors may have more extensive relationships than we have, including with potential strategic partners with which to joint venture in the development of properties. Accordingly, these competitors may be able to acquire, explore and develop more valuable properties than we can, retain more highly qualified employees than we can, and have access to greater capital on better terms than is available to us.

Given the significant competition for properties, capital and personnel, we may be unable to compete effectively.

Government Regulation

General

The mining industry is subject to extensive federal, state and local laws governing the protection of the environment, prospecting, development, production, mine closure, taxes, labor standards, occupational health, mine safety, toxic substances, protection of endangered, protected species and other matters. The costs to comply with such regulatory requirements are substantial and possible future legislation and regulations could cause additional expenses, capital expenditures, restrictions and delays in the development and continued operation of any properties that we acquire, the extent of which cannot be predicted. Many of the regulations require us to obtain permits or licenses and to file notices of intent and plans of operations, the absence of which or inability to obtain would adversely affect our ability to conduct exploration and development activities and otherwise operate. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect. If we were to acquire a property outside the United States, similar laws and regulations enacted in the jurisdiction where the property is located would govern our business and operations.

Environmental Regulation

Our mining projects will be subject to various federal, state and local laws and regulations governing protection of the environment. These include the United States Environmental Protection Agency (“EPA”) and the BLM as well as the various state environmental protection agencies. These laws are continually changing and, in general, are becoming more restrictive. The development, operation, closure, and reclamation of mining projects in the United States requires numerous notifications, permits, authorizations, and public agency decisions. Compliance with environmental and related laws and regulations will require us to obtain permits issued by regulatory agencies, and to file various reports and keep records of our operations. Certain of these permits require periodic renewal or review of their conditions and may be subject to a public review process during which opposition to our proposed operations may be encountered.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes, impose strict, joint and several liability on current and former owners and operators of mining sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

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The Clean Air Act, as amended (“CAA”), restricts the emission of air pollutants from many sources, including mining and processing activities. Any mining operations by the Company may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources, such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the CAA and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the rules.

The National Environmental Policy Act (“NEPA”) requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). The EPA, other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

The Clean Water Act (“CWA”), and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The CWA regulates storm water mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The Safe Drinking Water Act (“SDWA”) and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. The EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SWDA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could increase capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact our ability to acquire and develop projects.

Employees

We have one executive officer who has other business interests and who is not obligated to devote any specific number of hours to our matters. He intends to devote only as much time as he deems necessary to our affairs. The amount of time our officer will devote to our affairs in any time period will vary based on our activity level during such period. For example, as we seek to raise the capital to acquire a property, our officer will expend more time on our business. Likewise, if we raise capital, our officer will spend more time selecting a property and retaining consultants. Accordingly, if and when management identifies a suitable property to acquire, we expect that our management will spend more time investigating such property and will devote additional time and effort negotiating and processing the acquisition of a target property as developments warrant.

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Our management may engage in other business activities similar and dissimilar to those we are engaged in without any limitations or restrictions. To the extent that our management engages in such other activities, there will be possible conflicts of interest in diverting opportunities which would be appropriate for our Company to other entities or persons with which our management is associated or has an interest, rather than offering such opportunities to us. Since we have not established any policy for the resolution of such a conflict, we could be adversely affected should our officer/director choose to place his other business interests before ours. We cannot assure you that such potential conflicts of interest will not result in the loss of potential opportunities or that any conflict will be resolved in our favor.

We do not intend to have any full-time employees until we acquire a mining property.

Smaller Reporting Company Status

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $250 million or it has less than $100 million in annual revenues and no public float or public float of less than $700 million. To the extent that we remain a smaller reporting company, we will have reduced disclosure requirements for our public filings, including: (1) less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation and (2) the requirement to provide only two years of audited financial statements, instead of three years. In addition, until such time as the public float of our common stock exceeds $75 million, we will be a non-accelerated filer and will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act.

Ramifications of Our Status as a Shell Company

We are a shell company as defined in Rule 405 promulgated by the SEC under the Securities Act. A shell company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a shell company, we are subject to various laws, regulations and restrictions, including that we will be subject to restrictions on our use of Form S-8 to register stock that we may issue to our employees and consultants and our stockholders will be subject to restrictions from relying on Rule 144 for the resale of your common stock, as described below.

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days after the date on which it makes required filings with the SEC disclosing the cessation of its status as shell company, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Rule 144 under the Act provides an exemption from the registration requirements of the Securities Act and allows the holders of restricted securities to sell their securities utilizing one of the provisions of this Rule. However, Rule 144 specifically precludes reliance by holders of securities of shell companies such as ours or any issuer that has been at any time previously a shell company, except if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result of our classification as a shell company, our investors are not permitted to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Application of Penny Stock Rules

Our common stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, among other things, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. A broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, it may be more difficult for us and you to sell your common stock.

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Item 1A. Risk Factors.

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this registration statement before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected.

Risks Related to Our Business

We currently are not engaged in any operations and do not generate any revenue. We are dependent entirely upon our principal stockholder to fund our operations who is not obligated to do so. Any failure of our principal stockholder to fund our operations or our inability to raise capital to fund mining operations may cause us to discontinue operations and investors would lose the entire amount of their investment.

We are not generating any revenues and possess limited capital to fund our operations, including for such purposes as preparing and filing periodic reports under the Exchange Act, identifying a mining property and conducting due diligence on the property. We will not generate revenues unless and until we acquire a mining property, and produce and sell minerals extracted at that property, if ever. Over the next twelve months, we anticipate that we will incur costs and expenses in connection with preparing and filing reports under the Exchange Act, identifying and evaluating opportunities in the mining industry and, possibly, costs associated with negotiating and acquiring a mining property. Mr. Glass, our sole officer and director and our principal stockholder, has funded our operations since January 2019 and we currently are dependent on him entirely to fund our operations until we raise the capital to identify and acquire a mining property, if ever. Though Mr. Glass has advised us of his present intention to fund our operations through loans or further investment in the Company, there is no written agreement binding him to do so. In the even that Mr. Glass does not fund our capital requirements, we may not be able to continue operations and stockholders could lose the entire amount of their investment in our Company.

We will require significant capital to fund our business plan.

We will require significant financing to implement our business plan. Mining is a capital-intensive business with a long development horizon from property acquisition to mineral production and we will be required to continue raising capital throughout our operations to acquire and develop properties. We may not be successful in obtaining the required financing or, if financing is available to us, such financing may not be on terms that are favorable to us. If we fail to obtain adequate financing, we may never commence our mining business and investors could lose the entire amount of their investment in our Company. The failure to obtain financing as necessary to fund our ongoing business operations could result in the delay or indefinite postponement of mining operations and the possible partial or total loss of our potential interest in our properties, in which case, investors could lose the entire amount of their investment in our Company.

Our current management has no history in the mining sector.

Our current management has never engaged in mining operations. The success of our Company is significantly dependent on the uncertain events of the acquisition of valuable properties and the exploitation of mineralized materials on any property we may acquire. If our business plan is not successful and we are not able to operate profitably, then our securities may become worthless and investors may lose all of their investment in our Company.

Our lack of operations and established sources of revenues raises substantial doubt about our ability to continue as a going concern.

The report of our independent auditor and Note B to the financial statements filed with this registration statement indicate that the Company’s lack of operations and established sources of revenue raise substantial doubt about the Company’s ability to continue as a going concern. For these reasons, our financial statements have been prepared assuming the Company will continue as a going concern, which assumes we will realize our assets and discharge our liabilities in the normal course of business. If we are unable to achieve these ends, we cannot assure you that we will be able to generate revenue to support our business and continue operations.

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We have no existing agreements to acquire a mining property.

We presently have no written arrangement or agreement with respect to acquiring any mining properties. We cannot assure you that we will successfully identify a mining property or consummate the acquisition of any attractive mining opportunities on favorable terms, if at all.

The ongoing development and operation of mines is very capital intensive and any inability to obtain financing to meet liquidity needs could have material adverse effects on our financial results.

The ongoing development and operation of mines is very capital intensive, and if we do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, operations at the mine may be curtailed, delayed or cease entirely. The ability to raise sufficient capital may be affected by, among other things, macroeconomic conditions, future commodity prices of metals to be mined, or a downturn in the U.S. or global financial markets. If any of these conditions were to occur, our financial results could be materially adversely affected. In addition, a continued economic downturn or credit crisis could adversely affect the ability to obtain debt or equity financing for the exploration, development and operation of our properties.

There are risks associated with our selection of the mining properties in which to invest.

Our interests in mining operations may take any form our management deems desirable. Our stockholders will have no right to approve any mining opportunity selected by management. In determining a property to acquire, our management will be guided by numerous factors, including the potential rate of return, ore reserve estimates, ore recovery risks, the market price of refined ores, operational risks and the general availability of alternative participation and investment opportunities. We may acquire a property in its entirety or enter into a joint venture with an existing producing property or a property that has not yet come into production, among other forms of participation. All investments in mining properties entail numerous risks, many of which are beyond our control. It is possible that management may not identify or properly assess all risks in connection with an opportunity. To the extent our management does not adequately assess or manage risks in connection with a project, we may lose our entire investment in a project, which could result in a loss of your investment in the Company. We cannot assure investors that we will generate meaningful short- or long-term revenues from operations.

Because of the unique difficulties and uncertainties inherent in the mining industry, we face a high risk of business failure.

Early-stage mining companies such as ours are subject to a high rate of failure. The likelihood of our success must be considered in light of the mining industry environment, capital requirements, difficulties, complications, and delays encountered in connection with the acquisition and development of mineral properties, as disclosed throughout this registration statement. Despite our best efforts to identity a property that contains commercially viable mineral deposits, such property may not yield resources that can be economically extracted in commercial quantities. Geology is an inexact science and the identification of valuable mining properties is extremely uncertain. Even if the property we acquire does contain commercial quantities of minerals, we may encounter other obstacles that prevent us from being able to extract them economically. If our property does not contain commercially viable quantities of minerals or we cannot mine them profitably, we may decide or be forced to discontinue operations, in which case, investors could lose the entire amount of their investment in our Company

We may be unable to successfully acquire mining properties at appropriate valuations.

Our future success will depend upon our ability to acquire mining properties at appropriate valuations. There can be no assurance that we will be able to identify and complete the acquisition of a property at a favorable price and on terms that reflect valuations that we feel reflect the properties’ potential. In addition, we will face competition for the acquisition of favorable properties from other entities, most of which possess greater financial resources than we will. Each of these factors could have a material adverse effect on our business, results of operations, cash flows and financial condition.

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If title to properties is not properly maintained, or is successfully challenged by third parties, our interests in properties could become invalid.

We may lose our exploration or mining rights in mining claims, tenements, concessions, mining licenses or other interests in land and mining rights we may acquire. Mining tenures are subject to loss for many reasons, including expiration, failure to meet specific legal qualifications, failure to pay maintenance fees, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title and similar risks. If we were to lose our rights to mine land that we acquired, our financial condition and results of operations could be adversely affected.

Titles to unpatented claims can be uncertain.

Unpatented mining claims located on public land and held pursuant to the General Mining Law of 1872 are generally considered subject to greater title risk than real property interests held by absolute title. The validity of unpatented mining claims may be subject to title defects and may be contested by private parties or the government. Because a substantial portion of all mineral exploration, development and mining in the United States occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. If title to unpatented mining claims has not been properly established, is contested by third parties or is not properly maintained, or is successfully contested, our business, financial condition and results of operations could be adversely affected.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

All exploration, development and mining operations that we may elect to conduct will be subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, including, but not limited to:

•	economically insufficient mineralized material;

•	fluctuations in production costs that may make mining uneconomical;

•	labor disputes;

•	unanticipated variations in grade and other geologic problems;

•	environmental hazards;

•	water availability and conditions;

•	challenging and unexpected surface or underground conditions;

•	industrial accidents;

•	metallurgical and other processing problems;

•	mechanical and equipment performance problems;

•	failure of pit walls or dams;

•	unusual or unexpected rock formations;

•	personal injury, fire, flooding, cave-ins, and landslides; and

•	a decrease in reserves due to a lower commodity prices.

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Any of these risks can materially and adversely affect, among other things, the development of mineral properties, production quantities and rates, costs and expenditures, and production commencement dates. All of these factors may result in losses proportionate to amounts spent, which may not be recoverable.

Mineralized material is based on interpretation and assumptions and may yield less mineral production under actual conditions than is initially estimated.

When making determinations about whether to advance a project to development, we must rely upon such estimated calculations as to the mineralized material on our properties. Until mineralized material is actually mined and processed, it must be considered an estimate only. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that these mineralized material estimates will be accurate or that mineralized material can be mined or processed profitably. Any material changes in estimates of mineralized material will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered at production scale. The mineralized material estimates will be determined and valued based on assumed future prices, cut-off grades, and operating costs that may prove inaccurate. Extended declines in market prices for gold and other precious metals may render portions of our mineralized material uneconomical, which may adversely affect the commercial viability of one or more of our properties and could have a material adverse effect on our results of operations or financial condition.

Estimates of production will be subject to change, and actual production may vary materially from estimates.

Production estimates are subject to numerous uncertainties, including many factors that will be beyond our control. The estimation of anticipated production is a subjective process and the accuracy of any such estimates is a function of the quality of available data, reliability of production history, variability in grade encountered, mechanical or other problems encountered, engineering and geological interpretation and operator judgment. Rates of production may be less than expected. Results of drilling, metallurgical testing and production, changes in commodity prices, and the evaluation of mine plans subsequent to the date of any estimate may cause actual production to vary materially from such estimates.

The potential profitability of mineral ventures depends in part upon factors beyond our control and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in any properties we may acquire, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production, and environmental regulation. These factors cannot be accurately predicted and any one or more of these factors may result in our Company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

Mining properties may not produce anticipated returns on investment. Investments in development stage properties are sensitive to risks that the property may not produce as anticipated or at all.

The properties we acquire may not produce anticipated revenues. The success of our operations will be based on our ability to make accurate assumptions regarding, among other things, the valuation and the timing and amount of productions. This risk is more pronounced with respect to development stage properties, such as those we may consider acquiring. If a property does not come into production on schedule, or operate in accordance with feasibility studies, technical or reserve reports or other plans due to lack of capital, inexperience, unexpected problems, or otherwise, then the property may not yield sufficient revenues to be profitable. Furthermore, the operation of development stage properties face additional hurdles, including obtaining all necessary environmental permits and access to water, power and other raw materials needed to begin production, and there can be no assurance that any of these will be obtained. The failure of any of properties to produce anticipated revenues could have a material adverse effect on our business, results of operations, cash flows, financial condition and the other benefits we expect to achieve from the participation in a property.

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The construction of mines is subject to all of the risks inherent in construction.

Risks attendant to the construction of mines include potential delays, cost overruns, shortages of material or labor, construction defects, and injuries to persons and property. While we anticipate taking all measures which we deem reasonable and prudent in connection with any future construction we may undertake, there is no assurance that the risks described above or other risks relating to our construction of mines will not cause delays or cost overruns in connection with such construction. Any delay would postpone our anticipated receipt of revenue and adversely affect our operations. Cost overruns would likely require us to obtain additional capital in order to commence production. Any of these occurrences may adversely affect our financial condition and results of operations.

There can be no assurance that we will successfully establish mining operations or profitably produce precious metals.

We will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

•	the timing and cost, which are considerable, of the construction of mining and processing facilities;

•	the ability to find sufficient gold/silver reserves to support a profitable mining operation;

•	the availability and costs of skilled labor and mining equipment;

•	compliance with environmental and other governmental approvals and permit requirements;

•	the availability of funds to finance construction and development activities;

•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

•	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up. In addition, our management will need to be expanded. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations.

We will be subject to significant governmental regulations, which will affect our operations and costs of conducting business.

Our operations will be governed by extensive laws and regulations, including:

•	laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;

•	laws and regulations related to exports, taxes and fees;

•	labor standards and regulations related to occupational health and mine safety; and

•	environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of mineral claims or other mineral tenures, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. We may be required to compensate those suffering loss or damage by reason of our mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

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Existing and possible future laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All phases of our operations will be subject to environmental regulation in the jurisdictions in which we will operate. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. Compliance with such laws and regulations can require significant expenditures and a breach may result in the imposition of fines and penalties, which may be material, as well as the loss of permits. If we are forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, or if we were to lose our right to use or access water or other raw materials necessary to operate a mine, our revenues could be reduced, delayed or eliminated. Future changes in these laws or regulations could have a significant adverse impact on our business and cause us to re-evaluate those activities at that time.

We will require government permits and approvals to conduct mineral exploration and extraction operations.

Permits from various federal, state and local governmental authorities, including environmental permits, are required for mining operations to be conducted, and no assurance can be given that such permits will be successfully obtained. To the extent a property does not have all operating permits in place at the time we acquire it, we will be required to secure such additional permits. There can be no assurance that we will obtain such permits or that we will not suffer delays in connection with obtaining such additional permits or renewing any of our permits. We may be unable to obtain or renew such permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving such permits, our timetable and business plan for development and mining could be adversely affected. In addition, our permits may be revoked in the future for failure to comply with applicable regulations or for other reasons that may be beyond our control. Any laws, regulations, or policies of any government body or regulatory agency may be changed, applied, or interpreted in a manner which will alter and negatively affect the permits we hold and our ability to carry on our business. We cannot assure you that new rules and regulations will not be enacted, or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration or development activities on our properties. Any failure to obtain required permits, renew existing permits or any delay or additional expense we incur in obtaining such permits may adversely affect our business, financial condition and results of operations.

Changes in U.S. federal and state legislation, including changes in mining taxes and royalties payable to governments, could decrease our royalty revenues.

Properties in which we elect to participate in the United States may be located on U.S. federal lands that are subject to federal mining and other public land laws. Changes in federal or state laws or the regulations promulgated under them could affect mine development and expansion, significantly increase regulatory obligations and compliance costs with respect to mine development and mine operations, increase the cost of holding mining claims or impose additional taxes on mining operations, all of which could adversely affect royalty revenue from such properties. In recent years, the United States Congress has considered a number of proposed major revisions to the General Mining Law of 1872 (the "General Mining Law"), which governs the creation, maintenance and possession of mining claims and related activities on federal public lands in the United States. Such legislation, if enacted, could adversely affect the development of new mines and the expansion of existing mines, as well as increase the cost of all mining operations on federal lands, and could materially and adversely affect the revenue from mines located on federal lands in the United States.

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Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even if such regulation were not adopted, increased public awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our future operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

Land reclamation requirements for our properties may be burdensome and expensive.

Land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

•	control dispersion of potentially deleterious effluents;

•	treat ground and surface water to drinking water standards; and

•	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on properties we acquire, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We will be dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit, or increase the cost of, production.

Severe weather or violent storms could materially affect our operations due to damage or delays caused by such weather.

Our exploration activities will be subject to normal seasonal weather conditions that often hamper, and may temporarily prevent, exploration activities. There is a risk that unexpectedly harsh weather or violent storms could affect areas where we conduct exploration activities. Delays or damage caused by severe weather could materially affect our operations or our financial position.

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Our business is extremely dependent on gold and other commodity prices over which we have no control.

The supply and demand for gold and other commodities, the level of interest rates, the rate of inflation, investment decisions by large holders of these commodities, including governmental reserves, and stability of exchange rates can all cause significant fluctuations in commodity prices. Such external economic factors are in turn influenced by changes in international investment patterns and monetary systems and political developments. The prices of commodities have fluctuated widely over the years, and future significant price declines could have a material adverse effect on our financial position or results of operations.

Changes in the market prices of precious metals, which in the past have fluctuated widely, will affect our operations.

Our operations will be significantly affected by changes in the market price of gold and other commodities since the evaluation of whether a mineral deposit is commercially viable is heavily dependent upon the market price of gold and other commodities. The price of commodities also affects the value of exploration properties we may wish to develop. These prices of commodities fluctuate on a daily basis and are affected by numerous factors beyond our control, including:

•	global or regional consumption patterns;

•	the supply of, and demand for, these metals;

•	speculative activities;

•	the availability and costs of metal substitutes;

•	expectations with respect to the rate of inflation;

•	the relative strength of the dollar and other currencies;

•	gold purchases, sales and loans by central banks;

•	forward sales by metal producers;

•	international investment patterns and monetary systems;

•	political developments and

•	global or regional political, economic or banking conditions.

We cannot predict the effect of these factors on metal prices. A decrease in the market price of gold, silver and other metals would affect the profitability of the projects we develop and could affect our ability to finance the exploration and development of any other mineral properties we may acquire or take an interest in. The market price of gold, silver and other metals may not remain at current levels. In particular, an increase in worldwide supply, and consequent downward pressure on prices, may result over the longer term from increased gold and silver production from mines developed or expanded as a result of current metal price levels.

We do not expect to insure against all the risks and hazards of mineral exploration, development and mining operations.

Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. We may elect not to insure where premium costs are disproportionate to our perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.

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We may be subject to litigation or other claims.

From time to time we may be subject to disputes which may result in litigation or other legal claims. We may be required to assert or defend against these claims which will divert resources and management time from operations. The costs of these claims or adverse filings may have a material effect on our business and results of operations.

We will face intense competition in the mineral exploration industry for valuable properties, financing and qualified managerial and technical employees.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for qualified employees, our exploration and development programs may be slowed down or suspended. We compete with other precious metal companies for capital. If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or we may not be able to acquire, develop or operate additional precious metal projects.

The coronavirus pandemic may impact the Company’s plans and activities

The Company’s exploration and development activities may be affected by existing or threatened medical pandemics, such as the novel coronavirus (COVID-19). A government may impose strict emergency measures in response to the threat or existence of an infectious disease, such as the emergency measures imposed by governments of many countries and states in response to the COVID-19 virus pandemic. As such, there are potentially significant economic and social impacts of infectious diseases, including but not limited to the inability of the Company to develop and operate as intended, shortage of skilled employees or labor unrest, inability to access sufficient healthcare, significant social upheavals or unrest, disruption to operations, supply chain shortages or delays, travel and trade restrictions, government or regulatory actions or inactions (including but not limited to, changes in taxation or policies, or delays in permitting or approvals, or mandated shut downs), declines in the price of precious metals, capital markets volatility, availability of credit, loss of investor confidence and impact on economic activity in affected countries or regions. In addition, such pandemics or diseases represent a serious threat to maintaining a skilled workforce in the mining industry and could be a major health-care challenge for the Company. There can be no assurance that the Company or the Company’s personnel will not be impacted by these pandemic diseases and the Company may ultimately see its workforce productivity reduced or incur increased medical costs/insurance premiums as a result of these health risks. COVID-19 is rapidly evolving and the effects on the mining industry and the Company are uncertain. The Company may not be able to accurately predict the impact of infectious disease, including COVID-19. There can be no assurance that the Company will not be impacted by adverse consequences that may be brought about by pandemics on global financial markets, which may reduce resources, share prices and financial liquidity and may severely limit the financing capital available to the Company

Our business is dependent on our sole executive officer, and the loss of our executive officer would adversely affect our business, future operations and financial condition.

We are dependent on the services of our executive officer, Bryan Glass. Mr. Glass has many years of relevant corporate, financial, and entrepreneurial experience and whose continued association with our Company will be important to raising the capital required to conduct our operations. We may not be able to replace that experience and knowledge with other individuals. We do not have "key-man" life insurance policy on Mr. Glass. The loss of Mr. Glass, or our inability to attract and retain additional highly skilled employees, may adversely affect our business, future operations, and financial condition.

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Our sole officer and director apportions his time to other businesses which may cause conflicts of interest in his determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to achieve our business goals and operate successfully.

Our sole officer and director engages in other businesses and is not required to devote his full time or any specific number of hours to our affairs, which could create a conflict of interest when allocating his time between our operations and his other commitments. While we expect that our management will devote the time necessary to effectively manage our business, if our officer’s other business affairs require him to devote more substantial additional time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to achieve our business goals and operate successfully.

Risks Related to Ownership of our Capital Stock

Upon the effective date of this registration statement under the Exchange Act, our class of common stock will be registered under Section 13 of the Exchange Act. If we fail to file our periodic reports under the Exchange Act on a timely basis, the SEC could enter an order revoking such registration, which could make it extremely difficult for stockholders to dispose of our stock or to obtain prices that reflect business and economic metrics

On October 15, 2019, the SEC issued an order revoking the Company’s registration of our common stock under Section 12 of the Exchange Act for failing to file reports under the Exchange Act pursuant to its authority under Section 12(j) of the Exchange Act. Section 12(j) prohibits broker-dealers from effecting transactions in the securities of any issuer that has had registration of a class of its securities revoked. As a consequence of the revocation order, OTC Markets, Inc. discontinued quoting the Company’s common stock on OTC Link (formerly Pink Sheets), thereby eliminating the public market for our common stock.

Upon the effective date of this registration statement under the Exchange Act, our class of common stock will be registered under Section 13 of the Exchange Act. If we fail to file our periodic reports under the Exchange Act on a timely basis, we could again become the subject of an SEC revocation order which would prohibit broker-dealers from effecting transactions in our securities, in which case our shareholders would be relegated to selling their stock in private transactions only. It could be extremely difficult to locate private buyers of our stock, if at all, and the prices at which stockholders may sell their stock may be significantly lower than the prices that may be available in a public market for our stock.

Our common stock does not currently trade. We cannot assure that our stock will ever trade or, if it does, that an active trading market will develop.

As of the date of this registration statement, our common stock is not listed on a national securities exchange or any other exchange, nor is it quoted on an over-the-counter market. After the effective date of this registration statement, we will seek to identify a registered broker-dealer to apply to have our common stock admitted to quotation on the OTC Markets or another over-the-counter system. However, we cannot assure you that we will identify a market maker that will file such application, that we will gain admission to such system or that, if our common stock is admitted to quotation, that we will continue to meet the listing standards and be able to maintain any such listing. Moreover, we cannot assure investors that an active trading market will develop or that they will be able to sell their common stock at all. There may not be enough interested buyers to whom investors could sell their stock or that any such buyers would be willing to offer a price for the common stock equal to or greater than the price paid by investors for the common stock. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell shares of our common stock when desired or result in your receiving a lower price for your shares upon their sale than you paid for them.

The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.

Our common stock is likely to be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock in any market that develops for our common stock in the future, which may limit the ability to buy and sell our stock and which will have an adverse effect on any market that develops for our shares.

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Our share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

•	changes in the worldwide price for gold and other commodities;

•	disappointing results from our exploration efforts;

•	decline in demand for our common stock;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	technological innovations by competitors or in competing technologies;

•	investor perception of our industry or our prospects; and

•	general economic trends.

In addition, stock markets in general experience extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock in any market that develops for it. As a result, you may be unable to resell any common stock you acquire at a desired price.

The future issuance of equity or of other securities that are convertible into common stock may dilute your investment and reduce your equity interest.

We will raise capital to fund our operations. To the extent that additional capital is raised through the issuance of shares of our common stock or other securities convertible into shares of our common stock, our stockholders’ ownership interests in our Company will be diluted. Future issuances of our common stock or other securities convertible into shares of our common stock, or the perception that sales of securities may occur, could adversely affect the prevailing market price of our common stock in any market that develops for our stock and impair our ability to raise capital through future offerings of equity or equity-linked securities.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We will need to raise capital in the future to fund the growth of our Company. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval.

Our sole executive officer and director own a significant percentage of our common stock and will be able to exert significant control over matters submitted to the stockholders for approval.

Our sole officer and director owns in approximately 81% of our common stock and is able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions and the election of directors and his interests may not always coincide with the interests of other stockholders. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock in any market that may develop for it because investors often perceive disadvantages in owning stock in companies with controlling stockholders.

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We have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of one director who is not considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee, though we are not required to have one. Our full board of directors functions as our audit committee and is comprised of a single director who is not considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We do not expect to create an independent audit committee, which could compromise the management of our business.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We have not paid dividends on our common stock to date and do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to the development of our business and to increase our working capital. There can be no assurance that we will ever have earnings available to declare and pay cash dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

As a public company, we will be subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy, will increase our administrative costs and may divert resources and management attention from operating our business.

Following the effectiveness of this registration statement, we will be obligated to file with the SEC annual and quarterly information and other reports under the Exchange Act. We must ensure that we have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements. We will also become subject to other reporting and corporate governance requirements, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which will impose significant new compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws;

•	define and expand the roles and the duties of our board of directors;

•	institute more comprehensive compliance and internal audit functions;

•	evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

The changes necessitated by becoming a public company will require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with applicable requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

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If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

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You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and do not intend to do so. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Risks Relating to our Status as a Shell Company.

We are a shell company as defined in Rule 405 promulgated by the SEC under the Securities Act. As a shell company, we are subject to various laws, regulations and restrictions, including that we will be subject to restrictions on our use of Form S-8 to register stock that we may issue to our employees and consultants and you will be subject to restrictions from relying on Rule 144 for the resale of your common stock, as described below.

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days after the date on which it makes required filings with the SEC disclosing the cessation of its status as shell company, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Rule 144 under the Act provides an exemption from the registration requirements of the Securities Act and allows the holders of restricted securities to sell their securities utilizing one of the provisions of this Rule. However, Rule 144 specifically precludes reliance by holders of securities of shell companies such as ours or any issuer that has been at any time previously a shell company, except if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result of our classification as a shell company, our investors are not permitted to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our articles of incorporation and bylaws provisions requiring us to indemnify our directors and officers to the fullest extent not prohibited by Nevada law. If we are required to indemnify our directors and officers under these provisions, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

Item 3. Properties

We maintain our principal executive offices at 20 West Park Avenue, Suite 207, Long Beach, New York, where our President maintains a business office. We use this office space free of charge. We believe that this space is sufficient for our current requirements. The Company does not own or lease any properties at this time and does not anticipate owning or leasing any properties prior to acquiring a mining property, if ever.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, certain information regarding beneficial ownership of our common stock by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock; (ii) each of our directors and officers; and (iii) all officers and directors as a group.

The applicable percentage of ownership is based on 248,020,000 shares of common stock outstanding as of the date of this registration statement. The business address of each the person named in the table below is in care of the Company.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Shares of Class Owned (1)
Bryan Glass	200,000,000	80.64
All officers and directors as a group (1 person)	200,000,000	80.64

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Item 5. Directors and Executive Officers

The following table lists our officers and directors as of the date of this registration statement:

Name	Age	Title
Bryan Glass	47	President, Chief Financial Officer, Secretary and Director

Bryan Glass was appointed custodian of the Company in January 2019 and was elected as the sole director of the Company shortly thereafter. Mr. Glass has been involved in the securities industry since 1996. Since early 2012, Mr. Glass has been the President and CEO of Empire State Financial, Inc. a full service FINRA member broker dealer established in 1971. From 2010 to 2012, he worked with Delta Equity Services through which he operated Bryan Glass Securities. From 2006 to 2010, he was a Vice President of Investments at Morgan Stanley. He currently holds the Series 7, 24, 53, 63 and 65 securities licenses. Mr. Glass also has other business interests and activities We believe that Mr. Glass is qualified to serve as a director of the Company because of his extensive involvement with public companies during the course of his career.

The term of office of our director expires at the Company’s annual meeting of stockholders or until his successor is duly elected and qualified. Directors are not compensated for serving as such. Officers serve at the discretion of the board of directors.

The Company has no employees other than Mr. Glass.

Involvement in Certain Legal Proceedings

Our sole director and executive officer has not been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Item 6. Executive Compensation.

Compensation of Executive Officers

Since April 1, 2019, the Company has not paid any compensation to any employee, executive or director.

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees.

The Company does not have a compensation committee. Given the nature of the Company’s business and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

Compensation of Directors

We have no arrangements for the remuneration of our directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on our behalf in the investigation of business opportunities.

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Item 7. Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions.

Since January 2019, the Company has utilized office space provided free of charge by its officer.

Director Independence.

The Company has not established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system. The Company’s sole director would not qualify as “independent” under any recognized definition of that term.

Item 8. Legal Proceedings.

The Company presently is not a party to, nor is management aware of, any pending, legal proceedings to which the Company is a party or of which any of its property is the subject.

Item 9. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

No public market currently exists for our common stock and a public market may never develop, or, if any market does develop, it may not be sustained.

As of the date of this registration statement, there are 37 holders of our common stock.

We will seek to identify a broker-dealer to file an application with FINRA for our common stock to be admitted to quotation on the OTCQB or another over-the-counter system. Assuming we do identify such a market maker, the quotation process could take several months. We cannot assure you that a market maker will agree to file an application with FINRA, that such an application for quotation will be approved or, that if approved, a public market will develop for our common stock. See “Risk Factors - Our common stock does not currently trade. We cannot assure that our stock will ever trade or, if it does, that an active trading market will develop.”

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the board of directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our board of directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that prohibit us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the fiscal year ended March 31, 2022.

Transfer Agent

The Company’s transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119. Its telephone number is (800) 785-7782 and its facsimile number is (702) 433-1979.

Item 10. Recent Sales of Unregistered Securities.

On January 14, 2019, the Company issued 200,000,000 shares of common stock to Bryan Glass for an aggregate price of $20,000 pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

The foregoing are the only securities issued by the Company since April 1, 2018.

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Item 11. Description of Registrant’s Securities to be Registered.

The following description of our common stock is a summary. You should refer to our articles of incorporation and the amendments thereto for the actual terms of our common stock.

Our articles of incorporation authorize the issuance of up to 500,000,000 shares of common stock and 5,000,000 shares of preferred stock, each having a par value of $0.0001 per share.

As of the date of this registration statement, there were:

•	248,020,000 shares of our common stock outstanding; and

•	no shares of our preferred stock designated or outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our articles of incorporation authorize our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Item 12. Indemnification of Directors and Officers

Our articles of incorporation provide that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of Nevada. Our bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada law. In addition, the Company shall have power to indemnify its employees and other agents as set forth under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data

Our financial statements together with the related notes and the report of BF Borgers CPA, PC, independent registered public accounting firm, are set forth in Item 15 of this registration statement.

Item 14. Changes in and Disagreements with Accountants

There are not and have not been any disagreements between the Company and its independent accountants on any matter of accounting principles, practices or financial statement disclosure.

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Item 15. Financial Statements and Exhibits

(a) The following financial statements of the registrant are filed as a part of this registration statement:

(b) The following exhibits are filed with this registration statement:

Exhibit Number	Description	Location Reference
3.1	Articles of Incorporation	1
3.1.1	Amendment to Articles of Incorporation	2
3.1.2	Certificate of Amendment filed by Custodian	3
3.2	By-laws	1
99.1	Custodial Order	3
99.2	Certificate of Reinstatement	3

__________

1.	Incorporated by reference from registration statement on Form SB-2 filed with the SEC on June 4, 2008.
2.	Incorporated by reference from information statement on Schedule 14C filed with the SEC on November 23, 2009.
3.	Filed herewith

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F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Ranger Gold Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ranger Gold Corp. as of March 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

PCAOB ID 5041

We have served as the Company's auditor since 2021

Lakewood, CO

June 30, 2022

F-2

Ranger Gold Corp.
Balance Sheets

	As of	As of
	March 31, 2022	March 31, 2021

CURRENT ASSETS	$-	$-
TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES

CURRENT LIABILITIES	-	-
TOTAL CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	-	-

COMMITMENTS AND CONTINGENCIES	$-	$-

STOCKHOLDER'S EQUITY
Common stock ($0.0001 par value; 500,000,000 shares authorized; 248,020,000 and 248,020,000 shares issued and outstanding at March 31, 2022 and March 31, 2021, respectively)	24,802	24,802
Preferred stock ($0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding at March 31, 2022 and March 31, 2021, respectively)	-	-
Additional Paid in Capital	1,060,898	1,059,148
Accumulated Deficit	(1,085,700)	(1,083,950)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	-	-
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$-	$-

F-3

Ranger Gold Corp.
Statements of Operations

	For the years ended March 31,
	2022	2021

Sales	$-	$-
Total Revenue	$-	$-

EXPENSES:
Selling, General and Administrative	-	-
Filing Fees	-	-
Professional Fees	1,150	-
Total Expense	1,150	-
Loss from operations	$(1,150)	$-
Provision for Income Taxes	$-	$-
NET LOSS	$(1,150)	$-
Weighted average common shares outstanding, basic and fully diluted	248,020,000	248,020,000

Basic and fully diluted net loss per common share:	$(0.00)	$-

F-4

Ranger Gold Corp.
Statements of Cash Flows

	For the years ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,150)	$-

Adjustments to reconcile net (loss)
to net cash provided by (used in) operations:
Changes in Assets and Liabilities:
Increase (decrease) in Accounts Payable and Other Accruals	-	-
Increase (decrease) in Accrued Interest Expense	-	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,150)	-
CASH FLOWS TO/(FROM) FINANCING ACTIVITIES:
Contributions of Capital by Major Shareholder	1,150	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,150	-

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	-	-
END OF THE PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$-	$-
Taxes	$-	$-

F-5

Ranger Gold Corp.
Statement of Stockholders' Equity
For the year ended
March 31, 2022

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balances, April 1, 2021	248,020,000	24,802	1,059,148	(1,083,950)	-

Capital Contribution	-	-	1,150	-	1,150

Net Loss	-	-	-	(1,150)	(1,150)

Balances, March 31, 2022	248,020,000	$24,802	$1,060,298	$(1,085,100)	$-

F-6

Ranger Gold Corp.
Statement of Stockholders' Equity
For the year ended
March 31, 2021

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balances, April 1, 2020	248,020,000	$24,802	$1,059,148	$(1,083,950)	$-

Net Loss	-	-	-	-	$-

Balances, March 31, 2021	248,020,000	$24,802	$1,059,148	$(1,083,950)	$-

F-7

RANGER GOLD CORP

NOTES TO THE FINANCIAL STATEMENTS

AS OF MARCH 31, 2022 AND MARCH 31, 2021

NOTE A—BUSINESS ACTIVITY

Ranger Gold Corp. (the “Company”) was incorporated on May 11, 2007 under the laws of the State of Nevada under the name Fenario, Inc. On October 28, 2009, the Company amended its Articles of Incorporation for the purpose of changing the name of the Company from “Fenario, Inc.” to “Ranger Gold Corp.” The Company’s last filings were for the period ended December 31, 2013 and then the Company became dormant until late 2018 when Bryan Glass petitioned to become the custodian of the Company and reinstated the Company.  In January of 2019, the courts approved the custodianship, and the Company was reinstated as a corporation in the State of Nevada.  The Company’s year-end is March 31st.

The accounting policies conform to generally accepted accounting principles in the United States and have been consistently applied in the preparation of the financial statements.

NOTE B—GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated of $1,085.700 and cash used in operations of $0 at the period ended March 31, 2022.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.   These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for the 12 months from the date when these financial statements were issued. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address these aforementioned, management has undertaken the following initiatives:  1) enter into discussions to secure additional equity funding from current or new shareholders; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; 3) continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

F-8

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Basis of Presentation- The financial statements included herein were prepared under Generally Accepted Accounting Principles (GAAP).

All adjustments have been made which in the opinion of management are necessary, normal, and recurring in nature for presentation.

Interim filings should be read in conjunction with the Company’s annual report as of March 31, 2022.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition- On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No.2014-09, Revenue from Contracts with Customers, Topic 606 (“ASC 606”), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new revenue standard replaces most existing revenue recognition guidance in GAAP and permits the use of either the full retrospective or modified retrospective transition method. The Company adopted this standard using the modified basis effective January 1, 2019 and given the Company's limited revenue, the modified retrospective basis has no material impact on prior years given the limited revenue.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable- Accounts deemed uncollectible are written off in the year they become uncollectible. As of March 31, 2022 and March 31, 2021 the balance in Accounts Receivable was $0 and $0.

F-9

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets.  Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the periods ended March 31, 2022 and March 31, 2021.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at the periods ended March 31, 2022 and March 31, 2021.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2020, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended March 31, 2022 and March 31, 2021.

F-10

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Recently Issued Accounting Pronouncements

January 2019, the FASB issued ASU 2016-02, Leases (Topic 842) – ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize, in the statement of financial position, a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018. Early application is permitted for all public business entities and all non-public business entities upon issuance. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

The FASB recently issued Accounting Standard Update (ASU) 2021-012 to clarify that all derivative instruments affected by changes to the interest rates used for discounting, margining, or contract price alignment (commonly referred to as the discounting transition) are in the scope of ASC 848. The amendments also clarify other aspects of the guidance in ASC 848 and addresses the effects of the cash compensation adjustment provided in the discounting transition on certain aspects of hedge accounting. The guidance in ASC 848 also allows entities to make a one-time election to sell and/or transfer to available for sale or trading any held-to-maturity (HTM) debt securities that refer to an interest rate affected by reference rate reform and were classified as held to maturity before 1 January 2020.  The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

NOTE D-SEGMENT REPORTING

The Company follows the guidance set forth by section 280-10 of the FASB Accounting Standards Codification for reporting and disclosure on operating segments of the Company. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of March 31, 2022 and March 31, 2021.

F-11

NOTE E-CAPITAL STOCK

The Company is authorized to issue 500,000,000 Common Shares at $.0001 par value per share.

The Company is authorized to issue 5,000,000 Preferred Shares at $.0001 par value per share.

Total issued and outstanding shares of common stock is 248,020,000 and 248,020,000 as of March 31, 2022 and March 31, 2021, respectively.

During the quarter ended June 30, 2021, no shares were issued.

During the quarter ended September 30, 2021, no shares were issued.

During the quarter ended December 31, 2021, no shares were issued.

During the quarter ended March 31, 2022, no shares were issued.

Capital Contributions

During the twelve-month period ending March 31, 2022, $1,150 in capital contributions were made and during the twelve-month period ending March 31, 2021, no capital contributions were made.

NOTE F – INCOME TAX

The Company provides for income taxes under (now included under Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. For Federal income tax purposes, the Company has net operating loss carry forwards that expire through 2030. The net operating loss carry forward as of March 31, 2022 is approximately $1,085,000 and as of March 31, 2021 is $1,084,000 approximately.  The total deferred tax asset is approximately $228,000 and $228,000 for the periods ended March 31, 2022 and March 31, 2021, respectively.

No tax benefit has been reported in the financial statements because after evaluating our own potential tax uncertainties, the Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited. The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

The Company is not obligated to pay State Income Taxes because it is a Nevada corporation.  The Company does not currently have any tax returns open for examination.

NOTE G—MATERIAL EVENTS/MATERIAL EVENTS

Since the close of the period covered by the financial statements of which these notes form a part, the following material transactions have occurred:  None

F-12

Ranger Gold Corp.
Balance Sheets

	As of	As of
	June 30, 2022 (Unaudited)	March 31, 2022 (Audited)

CURRENT ASSETS	$-	$-
TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES

CURRENT LIABILITIES	-	-
TOTAL CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	-	-

COMMITMENTS AND CONTINGENCIES	$-	$-

STOCKHOLDER'S EQUITY
Common stock ($0.0001 par value; 500,000,000 shares authorized; 248,020,000 and 248,020,000 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively)	24,802	24,802
Preferred stock ($0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively)	-	-
Additional Paid in Capital	1,061,408	1,060,298
Accumulated Deficit	(1,086,210)	(1,085,100)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	-	-
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$-	$-

F-13

Ranger Gold Corp.
Statements of Operations (Unaudited)

	For the three months ended June 30,
	2022	2021

Sales	$-	$-
Total Revenue	$-	$-

EXPENSES:
Selling, General and Administrative	-	-
Filing Fees	-	-
Professional Fees	1,110	600
Total Expense	1,110	600
Loss from operations	$(1,110)	$(600)
Provision for Income Taxes	$-	$-
NET LOSS	$(1,110)	$(600)
Weighted average common shares outstanding, basic and fully diluted	248,020,000	248,020,000

Basic and fully diluted net loss per common share:	$(0.00)	$(0.00)

F-14

Ranger Gold Corp.
Statements of Cash Flows (Unaudited)

	For the three months ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,110)	$(600)

Adjustments to reconcile net (loss) to net cash provided by (used in) operations:
Changes in Assets and Liabilities:
Increase (decrease) in Accounts Payable and Other Accruals	-	-
Increase (decrease) in Accrued Interest Expense	-	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,110)	(600)

CASH FLOWS TO/(FROM) FINANCING ACTIVITIES:
Contributions of Capital by Major Shareholder	1,110	600
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,110	600

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	-	-
END OF THE PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$-	$-
Taxes	$-	$-

F-15

Ranger Gold Corp.
Statement of Stockholders' Equity (Unaudited)
For the three months ended
June 30, 2022

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balances, April 1, 2022	248,020,000	24,802	1,060,298	(1,085,100)	-

Capital Contribution	-	-	1,110	-	1,110

Net Loss	-	-	-	(1,110)	(1,110)

Balances, June 30, 2022	248,020,000	$24,802	$1,061,408	$(1,086,210)	$-

F-16

Ranger Gold Corp.
Statement of Stockholders' Equity (Unaudited)
For the three months ended
June 30, 2021

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balances, April 1, 2021	248,020,000	$24,802	$1,059,148	$(1,083,950)	$-

Capital Contributions	-	-	600	-	$600

Net Loss	-	-	-	(600)	$(600)

Balances, June 30, 2021	248,020,000	$24,802	$1,059,748	$(1,084,550)	$-

F-17

NOTE A - BUSINESS ACTIVITY

Ranger Gold Corp. (the “Company”) was incorporated on May 11, 2007 under the laws of the State of Nevada under the name Fenario, Inc. On October 28, 2009, the Company amended its Articles of Incorporation for the purpose of changing the name of the Company from “Fenario, Inc.” to “Ranger Gold Corp.” The Company’s last filings were for the period ended December 31, 2013 and then the Company became dormant until late 2018 when Bryan Glass petitioned to become the custodian of the Company and reinstated the Company.  In January of 2019, the courts approved the custodianship, and the Company was reinstated as a corporation in the State of Nevada.  The Company’s year-end is March 31st.

The Company qualifies as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act and it may choose to follow disclosure requirements that are scaled for newly public companies.

A company qualifies as an emerging growth company if it has total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year and, as of December 8, 2011, had not sold common equity securities under a registration statement. A company continues to be an emerging growth company for the first five fiscal years after it completes an IPO, unless one of the following occurs:

·	its total annual gross revenues are $1.07 billion or more
·	it has issued more than $1 billion in non-convertible debt in the past three years or
·	it becomes a “large accelerated filer,” as defined in Exchange Act Rule 12b-2

Emerging growth companies are permitted:

·	to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation
·	to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years
·	not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b)
·	to defer complying with certain changes in accounting standards and
·	to use test-the-waters communications with qualified institutional buyers and institutional accredited investors

The accounting policies conform to generally accepted accounting principles in the United States and have been consistently applied in the preparation of the financial statements.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated of $1,086,210 and cash used in operations of $0 at the period ended June 30, 2022.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.   These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for the 12 months from the date when these financial statements were issued. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address these aforementioned, management has undertaken the following initiatives:  1) enter into discussions to secure additional equity funding from current or new shareholders; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; 3) continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

F-18

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation- The financial statements included herein were prepared under Generally Accepted Accounting Principles (GAAP).

All adjustments have been made which in the opinion of management are necessary, normal, and recurring in nature for presentation.

Interim filings should be read in conjunction with the Company’s annual report as of March 31, 2022.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition- On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No.2014-09, Revenue from Contracts with Customers, Topic 606 (“ASC 606”), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new revenue standard replaces most existing revenue recognition guidance in GAAP and permits the use of either the full retrospective or modified retrospective transition method. The Company adopted this standard using the modified basis effective January 1, 2019 and given the Company’s limited revenue, the modified retrospective basis has no material impact on prior years given the limited revenue.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable- Accounts deemed uncollectible are written off in the year they become uncollectible. As of June 30, 2022, and June 30, 2021, the balance in Accounts Receivable was $0 and $0.

F-19

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets.  Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the periods ended June 30, 2022, and June 30, 2021.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at the periods ended June 30, 2022 and June 30, 2021.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2020, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended June 30, 2022 and June 30, 2021.

Recently Issued Accounting Pronouncements

The FASB recently issued Accounting Standard Update (ASU) 2021-012 to clarify that all derivative instruments affected by changes to the interest rates used for discounting, margining, or contract price alignment (commonly referred to as the discounting transition) are in the scope of ASC 848. The amendments also clarify other aspects of the guidance in ASC 848 and addresses the effects of the cash compensation adjustment provided in the discounting transition on certain aspects of hedge accounting. The guidance in ASC 848 also allows entities to make a one-time election to sell and/or transfer to available for sale or trading any held-to-maturity (HTM) debt securities that refer to an interest rate affected by reference rate reform and were classified as held to maturity before 1 January 2020.  The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

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NOTE D - SEGMENT REPORTING

The Company follows the guidance set forth by section 280-10 of the FASB Accounting Standards Codification for reporting and disclosure on operating segments of the Company. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of June 30, 2022, and June 30, 2021.

NOTE E - CAPITAL STOCK

The Company is authorized to issue 500,000,000 Common Shares at $.0001 par value per share.

The Company is authorized to issue 5,000,000 Preferred Shares at $.0001 par value per share.

Total issued and outstanding shares of common stock is 248,020,000 and 248,020,000 as of June 30, 2022, and June 30, 2021, respectively.

During the year ended March 31, 2022, no shares were issued.

During the quarter ended June 30, 2022, no shares were issue.

Capital Contributions

During the three-month period ending June 30, 2022, $1,110 in capital contributions were made and during the three-month period ending June 30, 2021, $600 in capital contributions were made.

NOTE F - INCOME TAX

The Company provides for income taxes under (now included under Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. For Federal income tax purposes, the Company has net operating loss carry forwards that expire through 2030. The net operating loss carry forward as of June 30, 2022, is approximately $1,086,000 and as of June 30, 2021, is $1,085,000 approximately. The total deferred tax asset is approximately $228,000 and $228,000 for the periods ended June 30, 2022, and June 30, 2021, respectively.

No tax benefit has been reported in the financial statements because after evaluating our own potential tax uncertainties, the Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited. The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

The Company is not obligated to pay State Income Taxes because it is a Nevada corporation.  The Company does not currently have any tax returns open for examination.

NOTE G - MATERIAL EVENTS/MATERIAL EVENTS

Since the close of the period covered by the financial statements of which these notes form a part, the following material transactions have occurred:  None

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RANGER GOLD CORP.

Date: August 19, 2022	By:	/s/ Bryan Glass
Bryan Glass
President, Principal Executive Officer and Principal Accounting Officer

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